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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : May 26, 2005

LEVITT CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 940-4950

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     As previously disclosed in our Report on Form 10-K for the year ending December 31, 2004, numerous homeowners in a Levitt and Sons subdivision in Central Florida reported water intrusion damage following the 2004 hurricane and storm activity in Florida, and in a number of cases a law firm made legal claims under Florida law with respect to alleged construction defects. On May 26, 2005, in Frank Albert, Dorothy Albert, et al. v. Levitt and Sons LLC, a Florida limited liability company, Levitt Homes LLC, a Florida limited liability company, Levitt Corporation, a Florida corporation, Levitt Construction Corp. East, a Florida corporation, and Levitt and Sons, Inc., a Florida corporation in the Circuit Court of the 9th Judicial Circuit in and for Orange County, Florida, plaintiffs who reside in a Levitt and Sons community in Clermont, Florida filed suit in Florida state court on behalf of themselves and purportedly as a class action on behalf of all purchasers of homes in the subdivision from 2000 to the present. The suit alleges, among other things, construction defects and breaches of warranties and seeks compensatory damages that include the cost of remediation and repair of the homes, diminution in the value of the homes, insurance deductibles paid for repairs, pre-judgment interest, taxable costs and attorneys’ fees. We intend to vigorously defend the suit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION

Date: June 16, 2005	By:	/s/ George P. Scanlon
		Name:	George P. Scanlon
		Title:	Executive Vice President and Chief Financial Officer

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